UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2012

TANGER FACTORY OUTLET CENTERS, INC.
_________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-11986	56-1815473
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3200 Northline Avenue, Greensboro, North Carolina 27408
(Address of principal executive offices) (Zip Code)

(336) 292-3010
(Registrants' telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
On May 18, 2012, Tanger Factory Outlet Centers, Inc. (the "Company") held its Annual Meeting of Shareholders. The first matter on which the common shareholders voted was the election of eight directors to serve until the next Annual Meeting of Shareholders. The results of the voting are as shown below:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Jack Africk	72,147,644	1,777,219	8,364,617
Steven B. Tanger	73,104,551	820,312	8,364,617
William G. Benton	72,895,105	1,029,758	8,364,617
Bridget Ryan Berman	73,005,320	919,543	8,364,617
Donald G. Drapkin	73,798,641	126,222	8,364,617
Thomas J. Reddin	73,023,816	901,047	8,364,617
Thomas E. Robinson	72,098,740	1,826,123	8,364,617
Allan L. Schuman	73,007,305	917,558	8,364,617
The second matter on which the common shareholders voted was the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012. The results of the voting are as shown below:

Votes For	Votes Against	Abstain	Broker Non-Votes
80,879,817	1,356,153	53,510	—
The third matter on which the common shareholders voted was the amendment to the amended and restated articles of incorporation to implement a majority vote standard for uncontested elections of directors. The results of the voting are as shown below:

Votes For	Votes Against	Abstain	Broker Non-Votes
73,797,181	91,146	36,536	8,364,617
The fourth matter on which the common shareholders voted was the approval, on a non-binding basis, of the compensation of our named executive officers. The results of the voting are as shown below:

Votes For	Votes Against	Abstain	Broker Non-Votes
70,595,639	3,145,961	183,263	8,364,617

Item 7.01    Regulation FD

On May 18, 2012, the Company issued a press release announcing the election of directors and officers.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

The following exhibits are included with this Report:

Exhibit 99.1 Press release announcing the election of the Company's directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2012

TANGER FACTORY OUTLET CENTERS, INC.

By:     /s/ Frank C. Marchisello, Jr.
Frank C. Marchisello, Jr.
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.

99.1    Press release announcing the election of the Company's directors and officers.